EXHIBIT 99.1

Tech Data Corporation Reports Third Quarter Fiscal Year 2017 Results

CLEARWATER, Fla., Nov. 22, 2016 (GLOBE NEWSWIRE) -- Tech Data Corporation (NASDAQ:TECD) (the “Company”) today announced its financial results for the third quarter ended October 31, 2016.

	Third quarter ended October 31,				Nine months ended October 31,
($ in millions, except per share amounts)	2016	2015	Y/Y Change		2016	2015	Y/Y Change
Net Sales	$6,490.3	$6,428.5	1%		$18,807.4	$18,896.2	0%

Operating income (GAAP)	$62.9	$68.1	-8%		$188.8	$256.2	-26%
Operating margin (GAAP)	0.97%	1.06%	-9	bps	1.00%	1.36%	-36	bps

Operating income (Non-GAAP)	$81.1	$70.9	14%		$216.8	$202.3	7%
Operating margin (Non-GAAP)	1.25%	1.10%	15	bps	1.15%	1.07%	8	bps

Net income (GAAP)	$36.5	$41.9	-13%		$116.3	$169.6	-31%
Net income (Non-GAAP)	$50.9	$45.2	13%		$138.2	$127.3	9%

EPS - diluted (GAAP)	$1.03	$1.18	-13%		$3.29	$4.66	-29%
EPS - diluted (Non-GAAP)	$1.44	$1.28	13%		$3.91	$3.50	12%

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.

Financial Highlights for the Third Quarter Ended October 31, 2016:

  Net sales were $6.5 billion, an increase of 1 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 4 percent.

    The Americas: Net sales were $2.6 billion (40 percent of worldwide net sales), an increase of 2 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 2 percent.

    Europe: Net sales were $3.9 billion (60 percent of worldwide net sales), an increase of 1 percent compared to the prior-year quarter. On a constant currency basis, net sales increased 5 percent.

  Gross profit was $315.8 million, an increase of $1.0 million, compared to the prior-year quarter. As a percentage of net sales, gross profit was 4.87 percent compared to 4.90 percent in the prior-year quarter.

  Selling, general and administrative expenses (“SG&A”) were $240.0 million, or 3.70 percent of net sales, compared to $249.8 million, or 3.89 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $234.7 million, a decrease of $9.2 million, or 4 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP SG&A was 3.62 percent, compared to 3.79 percent in the prior-year quarter.

  Worldwide operating income was $62.9 million, or 0.97 percent of net sales compared to $68.1 million or 1.06 percent of net sales in the prior-year quarter. Non-GAAP operating income was $81.1 million, an increase of $10.2 million, or 14 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.25 percent, an improvement of 15 basis points over the prior-year quarter.

    The Americas: Operating income was $32.4 million, or 1.24 percent of net sales, compared to $38.9 million, or 1.51 percent of net sales in the prior-year quarter. Non-GAAP operating income was $42.5 million, an increase of $5.8 million, or 16 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.62 percent, an improvement of 20 basis points over the prior-year quarter.

    Europe: Operating income was $34.0 million, or 0.88 percent of net sales, compared to $32.8 million, or 0.85 percent of net sales in the prior-year quarter. Non-GAAP operating income was $42.2 million, an  increase of $4.3 million or approximately 11 percent, compared to the prior-year quarter. As a percentage of net sales, non-GAAP operating income was 1.09 percent, an improvement of 11 basis points over the prior-year quarter.

    Stock-based compensation expense was $3.6 million, consistent with the prior-year quarter. These expenses are excluded from the regional non-GAAP operating results and presented as a separate line item in the company’s segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

  Net income was $36.5 million, compared to $41.9 million in the prior-year quarter. Non-GAAP net income was $50.9 million, an increase of $5.7 million, or 13 percent, compared to the prior-year quarter.

  Earnings per share on a diluted basis (“EPS”) were $1.03, compared to $1.18 in the prior year quarter. Non-GAAP EPS was $1.44, an increase of $0.16, or 13 percent compared to the prior-year quarter.

  Net cash generated by operations during the quarter was $27 million.

  Return on invested capital on a non-GAAP basis for the trailing twelve months was 14 percent compared to 12 percent in the prior year period.

“We are pleased to report that Tech Data delivered a strong performance in Q3. While the overall IT demand environment remained challenging in both regions, our teams proved they were up to the task, turning in top line growth and excellent earnings improvement,” said Robert M. Dutkowsky, chief executive officer. “Higher sales, coupled with excellent expense management, delivered double-digit growth in non-GAAP operating income, double-digit growth in non-GAAP net income, and double-digit growth in non-GAAP earnings per share to a record Q3 level. During the quarter we announced that we entered into a definitive agreement to acquire Avnet’s Technology Solutions business. We believe the strategic and financial benefits resulting from this transformative combination are compelling for our customers, vendor partners, employees and shareholders, and we are excited about the future opportunities ahead.”

Business Outlook

  For the quarter ending January 31, 2017, the Company anticipates worldwide net sales to be in the range of $7.4 billion to $7.6 billion, with relatively flat local currency sales growth in both regions.

  This guidance assumes an average U.S. dollar to euro exchange rate of $1.09 to €1.00.

  For the quarter ending January 31, 2017, the Company anticipates non-GAAP EPS to be in the range of $2.11 to $2.21.

  This guidance assumes weighted average diluted shares outstanding of 35.5 million and a non-GAAP effective tax rate in the range of 27 percent to 29 percent.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the third quarter ended October 31, 2016. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”) and the impact of the exit of certain country operations. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, value-added tax assessment matters, a loss on disposal of subsidiaries, acquisition and integration-related expenses, and restatement and remediation related expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company’s Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

Certain statements in this communication may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding Tech Data’s business outlook, its plans, objectives, expectations and intentions relating to the proposed acquisition of Avnet’s Technology Solutions business (“Acquisition” or “Acquired Business”), the proposed Acquisition’s expected contribution to Tech Data’s results, financing and closing of the proposed Acquisition, the expected timing and benefits of the proposed Acquisition, Tech Data’s, Avnet’s and the Acquired Business’ financial results and estimates and/or business prospects involve a number of risks and uncertainties and actual results could differ materially from those projected.  These forward looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which Tech Data and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward looking statements. In addition, any statements that refer to projections of Tech Data or the Acquired Business’ future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward looking statements.  These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions.  Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements.

For additional information with respect to risks and other factors which could occur, see Tech Data’s Annual Report on Form 10-K filed on March 24, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond Tech Data’s control. Unless otherwise required by applicable securities laws, Tech Data disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Tech Data undertakes no duty to update any forward looking statements contained herein to reflect actual results or changes in Tech Data’s expectations.

About Tech Data

Tech Data Corporation is one of the world’s largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 105,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.4 billion in net sales for the fiscal year ended January 31, 2016. It is ranked No. 108 on the Fortune 500® and one of Fortune’s “World’s Most Admired Companies.” To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2016	2015	2016	2015

Net sales	$6,490,265	$6,428,540	$18,807,366	$18,896,162
Cost of products sold	6,174,426	6,113,696	17,876,466	17,964,150
Gross profit	315,839	314,844	930,900	932,012
Operating expenses:
Selling, general and administrative expenses	239,952	249,840	730,211	748,436
Acquisition and integration expenses	13,015	-	14,997	-
LCD settlements and other, net	-	(3,049)	(4,142)	(63,087)
Value added tax assessments	-	-	1,049	(9,563)
	252,967	246,791	742,115	675,786
Operating income	62,872	68,053	188,785	256,226
Interest expense	9,475	5,619	21,364	8,021
Other expense (income), net	1,747	898	(517)	1,110
Income before income taxes	51,650	61,536	167,938	247,095
Provision for income taxes	15,144	19,636	51,665	77,506
Net income	$36,506	$41,900	$116,273	$169,589

Earnings per share:
Basic	$1.04	$1.19	$3.30	$4.69
Diluted	$1.03	$1.18	$3.29	$4.66
Weighted average common shares outstanding:
Basic	35,218	35,214	35,184	36,174
Diluted	35,449	35,397	35,393	36,354

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	October 31,	January 31,
	2016	2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$691,565	$531,169
Accounts receivable, less allowances of $41,400 and $45,875	2,866,028	2,995,114
Inventories	2,253,962	2,117,384
Prepaid expenses and other assets	129,227	178,394
Total current assets	5,940,782	5,822,061
Property and equipment, net	72,700	66,028
Goodwill	199,079	204,114
Intangible assets, net	137,390	159,386
Other assets, net	112,713	106,699
Total assets	$6,462,664	$6,358,288

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,495,096	$3,427,580
Accrued expenses and other liabilities	432,661	487,003
Revolving credit loans and current maturities of long-term debt, net	365,417	18,063
Total current liabilities	4,293,174	3,932,646
Long-term debt, less current maturities	-	348,608
Other long-term liabilities	77,051	71,279
Total liabilities	$4,370,225	$4,352,533
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at October 31, 2016 and January 31, 2016	$89	$89
Additional paid-in capital	683,211	682,227
Treasury stock, at cost (24,024,441 and 24,163,402 shares at October 31, 2016 and January 31, 2016)	(1,071,238)	(1,077,434)
Retained earnings	2,550,471	2,434,198
Accumulated other comprehensive loss	(70,094)	(33,325)
Total shareholders' equity	2,092,439	2,005,755
Total liabilities and shareholders' equity	$6,462,664	$6,358,288

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q3 FY17 - Three months ended October 31, 2016
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$2,614,347	$3,875,918		$6,490,265
GAAP operating income⁽ˆ⁾	$32,414	$34,008	$(3,550)	$62,872
Acquisition and integration expenses	9,456	3,559		13,015
Acquisition-related amortization of intangibles	580	4,663		5,243
Total non-GAAP operating income adjustments	$10,036	$8,222		$18,258
Non-GAAP operating income	$42,450	$42,230	$(3,550)	$81,130
GAAP operating margin	1.24%	0.88%		0.97%
Non-GAAP operating margin	1.62%	1.09%		1.25%
⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

	Q3 FY16 - Three months ended October 31, 2015
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$2,572,751	$3,855,789		$6,428,540
GAAP operating income⁽ˆ⁾	$38,857	$32,817	$(3,621)	$68,053
Restatement and remediation related expenses	34	13		47
Loss on disposal of subsidiaries	182	-		182
Acquisition-related amortization of intangibles	583	5,088		5,671
LCD settlements and other, net	(3,049)	-		(3,049)
Total non-GAAP operating income adjustments	$(2,250)	$5,101		$2,851
Non-GAAP operating income	$36,607	$37,918	$(3,621)	$70,904
GAAP operating margin	1.51%	0.85%		1.06%
Non-GAAP operating margin	1.42%	0.98%		1.10%
⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q3 FY17 - Nine months ended October 31, 2016
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$7,677,237	$11,130,129		$18,807,366
GAAP operating income⁽ˆ⁾	$104,930	$94,875	$(11,020)	$188,785
Value added tax assessments	(407)	1,456		1,049
Acquisition and integration costs	10,502	4,495		14,997
Acquisition-related amortization of intangibles	1,740	14,356		16,096
LCD settlements and other, net	(4,142)	-		(4,142)
Total non-GAAP operating income adjustments	$7,693	$20,307		$28,000
Non-GAAP operating income	$112,623	$115,182	$(11,020)	$216,785
GAAP operating margin	1.37%	0.85%		1.00%
Non-GAAP operating margin	1.47%	1.03%		1.15%
⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

	Q3 FY16 - Nine months ended October 31, 2015
	Americas⁽ˆ⁾	Europe⁽ˆ⁾	Stock Compensation Expense	Consolidated
Net Sales	$7,657,440	$11,238,722		$18,896,162
GAAP operating income⁽ˆ⁾	$161,968	$105,657	$(11,399)	$256,226
Restatement and remediation related expenses	218	611		829
Value added tax assessments	-	(9,563)		(9,563)
Loss on disposal of subsidiaries	699	-		699
Acquisition-related amortization of intangibles	1,198	15,960		17,158
LCD settlements and other, net	(63,087)	-		(63,087)
Total non-GAAP operating income adjustments	$(60,972)	$7,008		$(53,964)
Non-GAAP operating income	$100,996	$112,665	$(11,399)	$202,262
GAAP operating margin	2.12%	0.94%		1.36%
Non-GAAP operating margin	1.32%	1.00%		1.07%
⁽ˆ⁾ GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

Selling, general and administrative expenses ("SG&A")	Three months ended October 31,
	2016	2015
Net Sales	$6,490,265	$6,428,540
GAAP SG&A	239,952	249,840
Acquisition-related amortization of intangibles	(5,243)	(5,671)
Restatement and remediation related expenses	-	(47)
Loss on disposal of subsidiaries	-	(182)
Non-GAAP SG&A	$234,709	$243,940

GAAP SG&A percentage of net sales	3.70%	3.89%
Non- GAAP SG&A percentage of net sales	3.62%	3.79%

	Nine months ended October 31,
	2016	2015
Net Sales	$18,807,366	$18,896,162
GAAP SG&A	730,211	748,436
Acquisition-related amortization of intangibles	(16,096)	(17,158)
Restatement and remediation related expenses	-	(829)
Loss on disposal of subsidiaries	-	(699)
Non-GAAP SG&A	$714,115	$729,750

GAAP SG&A percentage of net sales	3.88%	3.96%
Non- GAAP SG&A percentage of net sales	3.80%	3.86%

	Three months ended October 31,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$36,506	$1.03	$41,900	$1.18
LCD settlements and other, net	-	-	(3,049)	(0.08)
Restatement and remediation related expenses	-	-	47	-
Acquisition and integration expenses	13,015	0.37	-	-
Loss on disposal of subsidiaries	-	-	182	0.01
Acquisition-related intangible assets amortization expense	5,243	0.15	5,671	0.16
Acquisition-related financing expenses	3,414	0.10	-	-
Income tax effect of the above adjustments	(7,277)	(0.21)	443	0.01
Non-GAAP results	$50,901	$1.44	$45,194	$1.28

	Nine months ended October 31,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP Results	$116,273	$3.29	$169,589	$4.66
LCD settlements and other, net	(4,142)	(0.12)	(63,087)	(1.73)
Value-added tax assessments and related interest expense	1,386	0.04	(18,559)	(0.51)
Restatement and remediation related expenses	-	-	829	0.02
Acquisition and integration expenses	14,997	0.42	-	-
Loss on disposal of subsidiaries	-	-	699	0.02
Acquisition-related intangible assets amortization expense	16,096	0.45	17,158	0.47
Acquisition-related financing expenses	3,414	0.10	-	-
Income tax effect of the above adjustments	(9,788)	(0.27)	20,639	0.57
Non-GAAP results	$138,236	$3.91	$127,268	$3.50

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

Return on Invested Capital (ROIC)

	Twelve months ended
	October 31, 2016	October 31, 2015
TTM Non-GAAP Net Operating Profit After Tax (NOPAT)*:
Non-GAAP Operating Income	$333,593	$313,996
Non-GAAP effective tax rate	28.5%	30.0%
Non-GAAP NOPAT (Non-GAAP operating income x (1 - non-GAAP effective tax rate))	$238,419	$219,750

Average Invested Capital:
Short-term debt (5-qtr average)	$86,220	$22,219
Long-term debt (5-qtr average)	278,970	351,050
Non-GAAP Shareholders' Equity (5-qtr average)	2,048,458	1,975,455
Total average capital	2,413,648	2,348,724
Less: Cash (5-qtr average)	(666,295)	(584,629)
Average invested capital less average cash	$1,747,353	$1,764,095
ROIC	14%	12%

* Trailing Twelve Months is abbreviated as TTM.

Contacts:

Charles V. Dannewitz, Executive Vice President and Chief Financial Officer
727-532-8028 (chuck.dannewitz@techdata.com); or

Arleen Quiñones, Vice President, Investor Relations and Corporate Communications
727-532-8866 (arleen.quinones@techdata.com)